Exhibit 21.1

List of Subsidiaries of Armada Hoffler Properties, Inc.

Name	Place of Organization
A/H Harrisonburg Regal L.L.C.	Virginia
A/H North Pointe, Inc.	Virginia
AH Columbus II, L.L.C.	Virginia
AH Durham Apartments, L.L.C.	Virginia
AH Greentree, L.L.C.	Virginia
AH Richmond Tower I, L.L.C.	Virginia
AH Sandbridge, L.L.C.	Virginia
AH Southeast Commerce Center, L.L.C.	Virginia
AHP Acquisitions, LLC	Virginia
AHP Asset Services, LLC	Virginia
AHP Construction, LLC	Virginia
AHP Development, LLC	Virginia
AHP Holding, Inc.	Virginia
AHP Tenant Services, LLC	Virginia
Alexander Pointe Salisbury, LLC	Virginia
Armada Hoffler Manager, LLC	Virginia
Armada Hoffler, L.P.	Virginia
Armada/Hoffler Block 8 Associates, L.L.C.	Virginia
Armada/Hoffler Charleston Associates, L.P.	Virginia
Armada/Hoffler Tower 4, L.L.C.	Virginia
Bermuda Shopping Center, L.L.C.	Virginia
Block 11 Manager, LLC	Virginia
Broad Creek PH. I, L.L.C.	Virginia
Broad Creek PH. II, L.L.C.	Virginia
Broad Creek PH. III, L.L.C.	Virginia
Broadmoor Plaza Indiana, LLC	Virginia
BSE/AH Blacksburg Apartments, LLC	Virginia
Columbus Tower, L.L.C.	Virginia
Columbus Town Center, LLC	Virginia
Columbus Town Center II, LLC	Virginia
Courthouse Marketplace Outparcels, L.L.C.	Virginia
Courthouse Office Building, LLC	Virginia
Dimmock Square Marketplace, LLC	Virginia
Durham City Center II, LLC	North Carolina
FBJ Investors, Inc.	Virginia
Ferrell Parkway Associates, L.L.C.	Virginia
Gateway Centre, L.L.C.	Virginia
Greenbrier Ocean Partners, LLC	Virginia
Greenbrier Ocean Partners II, LLC	Virginia
Greenbrier Technology Center II Associates, L.L.C.	Virginia
Hanbury Village II, L.L.C.	Virginia
Harding Place Residential Partners, LLC	Virginia
Harper Hill North Carolina, LLC	Virginia

Name	Place of Organization
Hoffler and Associates EAT, LLC	Virginia
Hopkins Village, L.L.C.	Virginia
HT Tyre Neck, L.L.C.	Virginia
Lightfoot Marketplace Shopping Center, LLC	Virginia
New Armada Hoffler Properties I, LLC	Virginia
New Armada Hoffler Properties II, LLC	Virginia
North Hampton Market South Carolina, LLC	Virginia
North Point Development Associates, L.L.C.	Virginia
North Point Development Associates, L.P.	Virginia
North Pointe Outparcels, L.L.C.	Virginia
North Pointe PH. 1 Limited Partnership	Virginia
North Pointe VW4, L.L.C.	Virginia
North Pointe-CGL, L.L.C.	Virginia
Oakland Marketplace Tennessee, LLC	Virginia
Oyster Point Office Building, LLC	Virginia
Patterson Place Durham, LLC	Virginia
Perry Hall Maryland, LLC	Virginia
Providence Plaza Charlotte, LLC	Virginia
Renaissance Charlotte, LLC	Virginia
Socastee Myrtle Beach, LLC	Virginia
Southgate Square Virginia, LLC	Virginia
Southshore Pointe, LLC	Virginia
South Square Durham, LLC	Virginia
Southeast Commerce Center Associates, LLC	Virginia
Stone House Maryland, LLC	Virginia
TCA 9 Plaza, LLC	Virginia
TCA 10 GP, LLC	Virginia
TCA Block 11 Apartments, LLC	Virginia
TCA Block 11 Office, LLC	Virginia
TCA Block 4 Retail, L.L.C.	Virginia
TCA Block 6, L.L.C.	Virginia
Tower Manager, LLC	Virginia
Town Center Associates, LLC	Virginia
Town Center Associates 7, L.L.C.	Virginia
Town Center Associates 9, LLC	Virginia
Town Center Associates 12, L.L.C.	Virginia
Town Center Block 10 Apartments, L.P.	Virginia
Washington Avenue Apartments, L.L.C.	Virginia
Waynesboro Commons Virginia, LLC	Virginia
Wendover Village Greensboro, LLC	Virginia
Williamsburg Medical Building, LLC	Virginia

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